UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2016, Lightbridge Corporation (the “Company”) entered into an agreement with the holders of the Company’s warrants issued on November 17, 2014 (the “Warrants”) regarding an amendment to the Warrants. The amendment is intended to result in the classification of the Warrants as a component of stockholders’ equity, thereby increasing stockholders’ equity on the Company’s consolidated balance sheets. The Warrants are currently classified as a derivative liability.

Among other changes, the amendment (i) reduces the exercise price of the Warrants to $1.25 per share, (ii) eliminates the requirement for the Company to pay cash for the Warrants in connection with certain fundamental transactions and failure by the Company to deliver shares following exercise of the Warrants, and (iii) revises certain provisions in the Warrants relating to adjustments following distributions by the Company.

The foregoing summary of the amended Warrants is subject to, and qualified in its entirety by, the form of amended Warrant attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant, as revised June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2016

LIGHTBRIDGE CORPORATION

By:        /s/ Seth Grae
Name:   Seth Grae
Title:     President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant, as revised June 30, 2016.